Exhibit 99.1

CONTACT:	Jason Koval
(914) 640-4429
FOR IMMEDIATE RELEASE
January 29, 2009
STARWOOD REPORTS FOURTH QUARTER 2008 RESULTS
WHITE PLAINS, NY, January 29, 2009 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported fourth quarter 2008 financial results.
Fourth Quarter 2008 Highlights
▪	Excluding special items, EPS from continuing operations was $0.49. Including special items, EPS from continuing operations was a loss of $0.25.

▪	Total Company Adjusted EBITDA was $273 million.

▪	Excluding special items, income from continuing operations was $88 million. Including special items, the loss from continuing operations was $45 million.

▪	Special items totaled $133 million of net charges ($0.74 per share) primarily related to $30 million of severance costs, $79 million of impairment charges from discontinued vacation ownership projects and $86 million of impairment charges primarily at five owned hotels in North America.

▪	Worldwide System-wide REVPAR for Same-Store Hotels decreased 12.1% (9.1% in constant dollars) compared to the fourth quarter of 2007. System-wide REVPAR for Same-Store Hotels in North America decreased 13.2% (11.7% in constant dollars).

▪	Management and franchise revenues decreased 4.7% compared to 2007.

▪	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels decreased 19.6% (15.4% in constant dollars) compared to the fourth quarter of 2007. REVPAR for Starwood branded Same-Store Owned Hotels in North America decreased 18.6% (16.3% in constant dollars).

▪	Margins at Starwood branded Same-Store Owned Hotels Worldwide and in North America decreased 479 and 596 basis points, respectively, compared to the fourth quarter of 2007.

▪	Revenues from vacation ownership and residential sales decreased 48.7% compared to 2007.

▪	The Company signed 31 hotel management and franchise contracts in the quarter representing approximately 6,100 rooms. For the full year, the Company signed 147 hotel contracts representing approximately 35,700 rooms.

Fourth Quarter 2008 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported a loss from continuing operations for the fourth quarter of 2008 of $0.25 per share compared to EPS of $0.74 in the fourth quarter of 2007. Excluding special items, which net to a charge of $133 million in 2008 and $11 million in 2007, EPS from continuing operations was $0.49 for the fourth quarter of 2008 compared to $0.79 in the fourth quarter of 2007. Excluding special items, the effective income tax rate in the fourth quarter of 2008 was 27.5% compared to 28.5% in the same period of 2007.
Special items in the fourth quarter of 2008 totaled $133 million of net charges ($0.74 per share) primarily related to $30 million of severance costs, $79 million of impairment charges from discontinued vacation ownership projects, and $86 million of impairment charges primarily at five owned hotels in North America.
The loss from continuing operations was $45 million in the fourth quarter of 2008 compared to income of $146 million in 2007. Excluding special items, income from continuing operations was $88 million for the fourth quarter of 2008 compared to $157 million in 2007.
Net income was $79 million and EPS was $0.43 in the fourth quarter of 2008 compared to $146 million and EPS of $0.74 in the fourth quarter of 2007. The 2008 results include a gain of $124 million (net of taxes) in discontinued operations, resulting from the sale of three hotels which were sold unencumbered by management or franchise agreements.
Frits van Paasschen, CEO said, “In the past year, we have made significant progress in reducing our costs, which enabled us to deliver better than expected quarterly results despite worse than expected REVPAR. Cost reductions completed so far should yield a $100 million reduction in our SG&A on a run-rate basis. Our extensive cost cutting efforts at the property level will help offset some of the margin erosion that results from declining REVPAR. We also scaled back our capital spending in all areas for 2009. While the outlook for 2009 remains challenging, we are prepared for the worst and confident that we will emerge from this downturn stronger than ever. We have experienced operating teams in the field, some of the strongest brands in the lodging industry, and a pipeline that will drive our global fee growth.”
Fourth Quarter 2008 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels decreased 12.1% (9.1% using constant dollars) compared to the fourth quarter of 2007. International System-wide REVPAR for Same-Store Hotels decreased 10.8% (6.1% using constant dollars). Worldwide System-wide REVPAR increased 8.6% in Africa and the Middle East. Worldwide System-wide REVPAR decreases for the other regions were: 3.3% in Latin America, 13.2% in North America, 14.4% in Asia Pacific, and 17.8% in Europe. Worldwide System-wide REVPAR decreases by brand were: Sheraton 9.6%, Westin 11.4%, Le Méridien 11.5%, Four Points by Sheraton 11.5%, W Hotels 21.1%, and St. Regis/Luxury Collection 23.3%.

Management fees, franchise fees and other income were $215 million, down $20 million, or 8.5%, from the fourth quarter of 2007. Management fees decreased 5.6% to $119 million and franchise fees decreased 12.2% to $36 million.
Approximately 57% of the Company’s management and franchise fees are generated in markets outside the United States.
During the fourth quarter of 2008, the Company signed 31 hotel management and franchise contracts representing approximately 6,100 rooms of which 27 are new builds and four are conversions from other brands. At December 31, 2008, the Company had over 425 hotels in the active pipeline representing approximately 100,000 rooms, driven by strong interest in all Starwood brands. Of these rooms, 64% are in the upper upscale and luxury segments and 62% are in international locations.
During the fourth quarter of 2008, 21 new hotels and resorts (representing approximately 4,200 rooms) entered the system, including the Westin Book Cadillac (Detroit, MI, 453 rooms), St. Regis Punta Mita (Nayarit, Mexico, 120 rooms), Aloft Beijing (Beijing, China, 186 rooms), and the Le Méridien Bangkok (Bangkok, Thailand, 282 rooms). Fifteen properties (representing approximately 2,700 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels decreased 19.6%. REVPAR at Starwood branded Same-Store Owned Hotels in North America decreased 18.6%. Internationally, Starwood branded Same-Store Owned Hotel REVPAR decreased 21.3% (down 9.1% using constant dollars).
Revenues at Starwood branded Same-Store Owned Hotels in North America decreased 17.4% while costs and expenses decreased 10.3% when compared to 2007. Margins at these hotels decreased 596 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide decreased 18.6% (down 16.3% in constant dollars) while costs and expenses decreased 13.1% when compared to 2007. Margins at these hotels decreased 479 basis points.
Approximately 47% of Starwood’s Owned Hotel earnings (before depreciation) are generated from outside the United States.
Revenues at owned, leased and consolidated joint venture hotels were $504 million when compared to $631 million in 2007.
Vacation Ownership
Total vacation ownership reported revenues decreased 48.3% to $134 million when compared to 2007. Originated contract sales of vacation ownership intervals decreased 43.2% primarily due to an overall decline in demand and the sellout of the Company’s Westin Ka’anapali Ocean Resort North in Maui. The average price per vacation ownership unit sold decreased 31.1% to approximately $17,000, driven by a higher sales mix of lower-priced inventory, including a higher percentage of lower-priced biennial inventory in Hawaii. The number of contracts signed decreased 17.2% when compared to 2007.

The Company did not sell any vacation ownership receivables during the fourth quarter. Although conditions remain uncertain in the asset backed securities market, the Company is exploring a variety of avenues to sell vacation ownership receivables. However, given unpredictable market conditions, the Company does not expect any gains from securitizations in 2009.
As a result of the current economic climate and business conditions, the Company has undertaken a comprehensive review of its vacation ownership business. The Company has significantly scaled back its overhead to match reduced revenue expectations. This included closing five sales centers and terminating over 500 employees during the fourth quarter. In 2008 and early 2009, the Company closed nine sales centers and three call centers and terminated approximately 900 employees. Additionally, the Company has reset capital plans for this business. No new projects are being initiated and the Company has decided to discontinue further development of some projects that were in their early stages. As a result, development costs and land values at certain projects have been written down to their fair value, resulting in an impairment charge during the fourth quarter of 2008 of approximately $72 million.
Residential
Residential fees in the fourth quarter of 2008 totaled $2 million compared to $6 million in the same period in 2007.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses decreased 35.6% to $96 million compared to the fourth quarter of 2007. The decrease was primarily due to the Company’s continued focus on reducing its cost structure.
In the fourth quarter, the Company completed the second phase of its overhead cost reduction program, making significant reductions across several corporate departments and divisional headquarters. These actions have resulted in expected run rate savings of approximately $100 million. The Company anticipates completing the review of other functional areas, and implementing reductions in those areas, by the end of the first quarter of 2009.
Restructuring Charges and Other Special Charges, Net
During the fourth quarter of 2008, the Company recorded a $109 million charge, including approximately $30 million of severance and related charges associated with its ongoing initiative of rationalizing its cost structure in light of the current economic climate and the decline in activity in its business units. The charge also included impairment charges of approximately $79 million primarily related to the Company’s decision to not develop certain vacation ownership projects.

Loss on Asset Dispositions and Impairments, Net
During the fourth quarter of 2008, the Company recorded impairment charges of $64 million related to five owned hotels in which the carrying values exceeded their estimated fair values. In addition, the Company recorded a $22 million impairment charge to write down its economic retained interests in securitized vacation ownership notes receivable based on a change to the expected future cash flows as a result of the current economic climate.
Asset Sales
During the fourth quarter of 2008, the Company sold three hotels in Venice, Italy for net cash proceeds of $206 million. These hotels were sold unencumbered by any management or franchise agreement and the Company recorded a gain on the sale of these hotels of $124 million (net of taxes) in discontinued operations. Additionally, during the fourth quarter of 2008, the Company sold the Westin Turnberry for net cash proceeds of $99 million. This sale was subject to a long-term management agreement and the Company recorded a deferred gain of $27 million in connection with the sale.
Capital
Gross capital spending during the quarter included approximately $89 million in renovations of hotel assets, including construction capital, at the Sheraton Steamboat Resort, Sheraton Buenos Aires, W Times Square and Phoenician Resort. Investment spending on gross vacation ownership interest (“VOI”) and residential inventory was $98 million, primarily in Bal Harbour, Maui, Orlando and Cancun.
Share Repurchase
During the fourth quarter of 2008, the Company did not repurchase any shares. In the twelve months ended December 31, 2008, the Company repurchased approximately 13.6 million shares at a total cost of approximately $593 million. The Company had approximately 183 million shares outstanding (including partnership units) at December 31, 2008.
Dividend
In November, 2008, the Company’s Board of Directors declared its annual dividend of $0.90 per share. The dividend was paid by the Company on January 9, 2009 to holders of record on December 31, 2008.
IRS Tax Settlement
In January 2009, the Company and the IRS reached an agreement in principle to settle the litigation pertaining to the tax treatment of the Company’s 1998 disposition of World Directories, Inc. Under the proposed settlement, the Company expects to receive a refund of over $200 million as a result of tax payments previously made. The Company expects to finalize the details of the agreement and obtain the refund during the summer of 2009.

Balance Sheet
At December 31, 2008, the Company had total debt of $4.008 billion and cash and cash equivalents of $491 million (including $102 million of restricted cash), or net debt of $3.517 billion, compared to net debt of $3.240 billion at the end of 2007.
At December 31, 2008, debt was approximately 59% fixed rate and 41% floating rate and its weighted average maturity was 3.9 years with a weighted average interest rate of 5.24%. The Company had cash (including total restricted cash) and availability under the domestic and international revolving credit facility of approximately $2.070 billion.
Results for the Twelve Months Ended December 31, 2008
EPS from continuing operations decreased to $1.37 compared to $2.57 in 2007. Excluding special items, EPS from continuing operations was $2.19 compared to $2.76 in 2007. Excluding special items, income from continuing operations was $406 million compared to $582 million in 2007. Net income was $329 million and EPS was $1.77 compared to $542 million and $2.57, respectively, in 2007. Total Company Adjusted EBITDA, which was impacted by the sale or closure of 19 hotels since the beginning of 2007, was $1.157 billion compared to $1.356 billion in 2007.
Outlook
For the full year 2009:
At the current time, given significant uncertainty in the global economy, it is very difficult to provide any definitive guidance looking out four quarters. What the Company can provide are some broad parameters being used for 2009 planning purposes. In the hotel business, the Company is planning on a significant decline in Worldwide REVPAR. The Company also anticipates another difficult year in the vacation ownership business with declines in originated sales. As previously discussed, the Company’s extensive cost reduction activities at the hotel level, in the vacation ownership business and in corporate overhead have offset some of the impact of declining revenues. The Company is also significantly scaling back capital expenditures for owned hotels and the vacation ownership business.
▪	Assuming REVPAR at Same-Store Company Operated Hotels Worldwide REVPAR declines 12% and REVPAR at Branded Same-Store Owned Hotels declines 15% at today’s exchange rates:
▪	Adjusted EBITDA would be approximately $875 million.

▪	EPS before special items would be approximately $1.10.

•	Same-Store Branded Owned Hotel EBITDA will decline approximately 35% versus 2008.

▪	Management and Franchise revenues will decline approximately 10%.

▪	Operating income from our vacation ownership and residential business will be down approximately $50 million.

▪	Selling, General and Administrative expenses will decline approximately $50 million.

▪	Income from continuing operations, before special items, is expected to be approximately $200 million, reflecting an effective tax rate of approximately 31%.
▪	Full year capital expenditures (excluding vacation ownership and residential inventory) would be approximately $150 million for maintenance, renovation and technology. In addition, in flight investment projects, including Bal Harbour, and prior commitments for joint ventures and other investments will total approximately $175 million.

▪	Full year depreciation and amortization would be approximately $355 million.

▪	Full year interest expense would be approximately $232 million and cash taxes of approximately $100 million.

▪	Vacation ownership and Residential, excluding the Bal Harbour project, is expected to generate approximately $25 million in positive cash flow, not inclusive of any sales of timeshare receivables.

▪	The Company expects to open 80 to 100 hotels in 2009 (representing approximately 20,000 rooms).
For the three months ended March 31, 2009:
▪	Adjusted EBITDA is expected to be $145 million to $160 million assuming:
▪	REVPAR decline at Same-Store Company Operated Hotels Worldwide of 17% to 19% (14% to 16% in constant dollars).

▪	REVPAR decline at Branded Same-Store Owned Hotels in North America of 27% to 30%.

▪	Management and franchise revenues will be down approximately 15%.

▪	Operating income from our vacation ownership and residential businesses will be down $10 million to $15 million.
▪	Income from continuing operations, before special items, is expected to be approximately $3 million to $13 million, reflecting an effective tax rate of approximately 31%.

▪	EPS before special items is expected to be approximately $0.02 to $0.07.

Special Items
The Company’s special items netted to a charge of $133 million (after tax) in the fourth quarter of 2008 compared to a charge of $11 million (after-tax) in the same period of 2007.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended			Year Ended
December 31,			December 31,
2008	2007		2008	2007
$88	$157	Income from continuing operations before special items	$406	$582

$0.49	$0.79	EPS before special items	$2.19	$2.76

		Special Items
(109)	(5)	Restructuring and other special charges, net (a)	(141)	(53)
(86)	(24)	Loss on asset dispositions and impairments, net (b)	(98)	(44)

(195)	(29)	Total special items — pre-tax	(239)	(97)
52	1	Income tax benefit for special items (c)	77	38
10	17	Income tax benefits related to hotel sales (d)	10	20

(133)	(11)	Total special items — after-tax	(152)	(39)

$(45)	$146	(Loss)/income from continuing operations	$254	$543

$(0.25)	$0.74	EPS including special items	$1.37	$2.57

(a)	During the three months ended December 31, 2008, the Company recorded $30 million in restructuring charges, consisting primarily of severance costs, related to the ongoing initiative to streamline operations and eliminate costs. Additionally, the Company recorded other special charges of $79 million primarily related to impairment charges associated with the write down of two vacation ownership projects that the Company no longer plans to develop as a result of the current economic crisis and its expected long-term impact on this business.

The full year ended December 31, 2008 includes additional restructuring costs, primarily related to severance costs incurred in prior quarters.

For the three months ended December 31, 2007, the charge primarily relates to additional costs associated with the Sheraton Bal Harbour Resort, which was demolished and is being converted into a St. Regis Hotel with residences and fractional units.

The full year ended December 31, 2007 includes the accelerated depreciation of fixed assets at the Sheraton Bal Harbour, partially offset by a $2 million refund of insurance proceeds related to a retired executive.

(b)	During the three months ended December 31, 2008, the Company recorded impairment charges of $64 million on five owned hotels in which the carrying values exceeded their estimated fair values and a $22 million impairment charge to write down its retained economic interests in securitized vacation ownership notes receivable.

The net loss for the full year ended December 31, 2008 also includes an impairment charge of $11 million associated with the Company’s equity interest in a joint venture that owns land that it no longer intends to develop.

During the three months ended December 31, 2007, the charge primarily reflects losses of $20 million related to four hotels which were sold in fourth quarter of 2007.

The loss for the full year ended December 31, 2007 also includes an $18 million loss on the sale of four additional hotels and a $23 million impairment on two hotels sold in the fourth quarter, offset by a $15 million gain on the sale of assets in which the Company held minority interest and insurance proceeds of $6 million related to owned hotels damaged by hurricanes and floods in prior years.

(c)	In 2008 and 2007, the benefit relates to the favorable impact of capital loss utilization and tax benefits at the statutory rate for the special items.

(d)	Income tax benefit relates to adjustments to deferred taxes associated with deferred gains on hotel sales.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the fourth quarter financial results at 10:30 a.m. (EST) today at (913) 312-0422. The conference call will be available through simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EST) today through February 5, 2009 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 6866584).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 940 properties in more than 100 countries and 155,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

Three Months Ended				Year Ended
December 31,				December 31,
		%				%
2008	2007	Variance		2008	2007	Variance
			Revenues
$504	$631	(20.1)	Owned, leased and consolidated joint venture hotels	$2,259	$2,429	(7.0)
136	265	(48.7)	Vacation ownership and residential sales and services	749	1,025	(26.9)
215	235	(8.5)	Management fees, franchise fees and other income	857	834	2.8
478	479	(0.2)	Other revenues from managed and franchised properties (a)	2,042	1,865	9.5

1,333	1,610	(17.2)		5,907	6,153	(4.0)
			Costs and Expenses
393	460	14.6	Owned, leased and consolidated joint venture hotels	1,722	1,805	4.6
111	195	43.1	Vacation ownership and residential	583	758	23.1
96	149	35.6	Selling, general, administrative and other	477	508	6.1
109	5	n/m	Restructuring and other special charges, net	141	53	n/m
75	74	(1.4)	Depreciation	291	280	(3.9)
6	6	—	Amortization	32	26	(23.1)
478	479	0.2	Other expenses from managed and franchised properties (a)	2,042	1,865	(9.5)

1,268	1,368	7.3		5,288	5,295	0.1
65	242	(73.1)	Operating income	619	858	(27.9)
2	12	(83.3)	Equity earnings and gains and losses from unconsolidated ventures, net	16	66	(75.8)
(57)	(39)	(46.2)	Interest expense, net of interest income of $0, $9, $3 and $21	(207)	(147)	(40.8)
(86)	(24)	n/m	Loss on asset dispositions and impairments, net	(98)	(44)	n/m

(76)	191	n/m	(Loss)/income from continuing operations before taxes and minority equity	330	733	(55.0)
30	(44)	n/m	Income tax benefit (expense)	(76)	(189)	59.8
1	(1)	n/m	Minority equity in net income	—	(1)	n/m

(45)	146	n/m	(Loss)/income from continuing operations	254	543	(53.2)
			Discontinued operations:
124	—	n/m	Net gain/(loss) on dispositions	75	(1)	n/m

$79	$146	(45.9)	Net income	$329	$542	(39.3)

			Earnings (Loss) Per Share — Basic
$(0.25)	$0.77	n/m	Continuing operations	$1.40	$2.67	(47.6)
0.69	—	n/m	Discontinued operations	0.41	—	n/m

$0.44	$0.77	(42.9)	Net income	$1.81	$2.67	(32.2)

			Earnings (Loss) Per Share — Diluted
$(0.25)	$0.74	n/m	Continuing operations	$1.37	$2.57	(46.7)
0.68	—	n/m	Discontinued operations	0.40	—	n/m

$0.43	$0.74	(41.9)	Net income	$1.77	$2.57	(31.1)

178	192		Weighted average number of Shares	181	203

181	198		Weighted average number of Shares assuming dilution	185	211

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$389	$151
Restricted cash	96	196
Accounts receivable, net of allowance for doubtful accounts of $49 and $50	552	627
Inventories	986	714
Prepaid expenses and other	143	136

Total current assets	2,166	1,824
Investments	372	423
Plant, property and equipment, net	3,599	3,850
Assets held for sale (a)	10	—
Goodwill and intangible assets, net	2,235	2,302
Deferred tax assets	553	729
Other assets (b)	768	494

	$9,703	$9,622

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c)	$506	$5
Accounts payable	171	201
Accrued expenses	1,274	1,175
Accrued salaries, wages and benefits	346	405
Accrued taxes and other	391	315

Total current liabilities	2,688	2,101
Long-term debt (c)	3,502	3,590
Deferred tax liabilities	26	28
Other liabilities	1,843	1,801

	8,059	7,520
Minority interest	23	26
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 183,005,332 and 190,998,585 shares at December 31, 2008 and December 31, 2007, respectively	2	2
Additional paid-in capital	493	868
Accumulated other comprehensive loss	(391)	(147)
Retained earnings	1,517	1,353

Total stockholders’ equity	1,621	2,076

	$9,703	$9,622

(a)	Includes one hotel expected to be sold in 2009.

(b)	Includes restricted cash of $6 million and $8 million at December 31, 2008 and December 31, 2007, respectively.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $642 million and $572 million at December 31, 2008 and December 31, 2007, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Year Ended
December 31,				December 31,
		%				%
2008	2007	Variance		2008	2007	Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$79	$146	(45.9)	Net income	$329	$542	(39.3)
64	54	18.5	Interest expense(a)	233	188	23.9
(24)	44	n/m	Income tax expense(b)	131	190	(31.1)
83	81	2.5	Depreciation(c)	321	309	3.9
6	7	(14.3)	Amortization (d)	34	30	13.3

208	332	(37.3)	EBITDA	1,048	1,259	(16.8)
86	24	n/m	Loss on asset dispositions and impairments, net	98	44	n/m
(130)	—	n/m	Discontinued operations	(130)	—	n/m
109	5	n/m	Restructuring and other special charges, net	141	53	n/m

$273	$361	(24.4)	Adjusted EBITDA	$1,157	$1,356	(14.7)

(a)	Includes $7 million and $6 million of interest expense related to unconsolidated joint ventures for the three months ended December 31, 2008 and 2007, respectively, and $23 million and $20 million for the year ended December 31, 2008 and 2007, respectively.

(b)	Includes $6 million and $0 million of tax expense recorded in discontinued operations for the three months ended December 31, 2008 and 2007, respectively, and $55 million and $1 million for the year ended December 31, 2008 and 2007, respectively.

(c)	Includes $8 million and $7 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended December 31, 2008 and 2007, respectively, and $30 million and $29 million for the year ended December 31, 2008 and 2007, respectively.

(d)	Includes $0 million and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended December 31, 2008 and 2007, respectively, and $2 million and $4 million for the year ended December 31, 2008 and 2007, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions)

Low Case Three Months Ended		High Case Three Months Ended
March 31, 2009		March 31, 2009
$3	Net income	$13
52	Interest expense	52
—	Income tax expense	5
90	Depreciation and amortization	90

$145	EBITDA	$160

		Year Ended
		December 31, 2009
	Net income	$200
	Interest expense	232
	Income tax expense	88
	Depreciation and amortization	355

	EBITDA	$875

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels (1)			%
2008	2007	Variance	Worldwide	2008	2007	Variance
			Revenue
$462	$565	(18.2)	Same-Store Owned Hotels	$2,015	$2,046	(1.5)
6	26	(76.9)	Hotels Sold or Closed in 2008 and 2007 (19 hotels)	77	216	(64.4)
36	40	(10.0)	Hotels Without Comparable Results (10 hotels)	158	160	(1.3)
—	—	—	Other ancillary hotel operations	9	7	28.6

$504	$631	(20.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$2,259	$2,429	(7.0)

			Costs and Expenses
$351	$400	12.3	Same-Store Owned Hotels	$1,511	$1,492	(1.3)
8	27	70.4	Hotels Sold or Closed in 2008 and 2007 (19 hotels)	70	180	61.1
33	33	—	Hotels Without Comparable Results (10 hotels)	135	128	(5.5)
1	—	n/m	Other ancillary hotel operations	6	5	(20.0)

$393	$460	14.6	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,722	$1,805	4.6

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2008	2007	Variance	North America	2008	2007	Variance
			Revenue
$298	$358	(16.8)	Same-Store Owned Hotels	$1,279	$1,308	(2.2)
—	17	n/m	Hotels Sold or Closed in 2008 and 2007 (15 hotels)	17	148	(88.5)
29	31	(6.5)	Hotels Without Comparable Results (8 hotels)	131	131	—

$327	$406	(19.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,427	$1,587	(10.1)

			Costs and Expenses
$230	$254	9.4	Same-Store Owned Hotels	$968	$961	(0.7)
3	15	80.0	Hotels Sold or Closed in 2008 and 2007 (15 hotels)	17	121	86.0
26	26	—	Hotels Without Comparable Results (8 hotels)	111	104	(6.7)

$259	$295	12.2	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,096	$1,186	7.6

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2008	2007	Variance	International	2008	2007	Variance
			Revenue
$164	$207	(20.8)	Same-Store Owned Hotels	$736	$738	(0.3)
6	9	(33.3)	Hotels Sold or Closed in 2008 and 2007 (4 hotels)	60	68	(11.8)
7	9	(22.2)	Hotels Without Comparable Results (2 hotels)	27	29	(6.9)
—	—	—	Other ancillary hotel operations	9	7	28.6

$177	$225	(21.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$832	$842	(1.2)

			Costs and Expenses
$121	$146	17.1	Same-Store Owned Hotels	$543	$531	(2.3)
5	12	58.3	Hotels Sold or Closed in 2008 and 2007 (4 hotels)	53	59	10.2
7	7	—	Hotels Without Comparable Results (2 hotels)	24	24	—
1	—	n/m	Other ancillary hotel operations	6	5	(20.0)

$134	$165	18.8	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$626	$619	(1.1)

(1)	Same-Store Owned Hotel Results exclude 19 hotels sold or closed in 2008 and 2007 and 10 hotels without comparable results.

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended December 31,
UNAUDITED

	Systemwide — Worldwide			Systemwide — North America			Systemwide — International
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.

TOTAL HOTELS
REVPAR ($)	110.11	125.25	-12.1%	104.23	120.07	-13.2%	117.79	132.02	-10.8%
ADR ($)	176.98	187.05	-5.4%	168.96	179.84	-6.0%	187.23	196.38	-4.7%
Occupancy (%)	62.2%	67.0%	-4.8	61.7%	66.8%	-5.1	62.9%	67.2%	-4.3

SHERATON
REVPAR ($)	96.72	107.00	-9.6%	89.27	102.39	-12.8%	105.76	112.62	-6.1%
ADR ($)	157.15	160.92	-2.3%	147.31	154.97	-4.9%	168.67	168.05	0.4%
Occupancy (%)	61.5%	66.5%	-5.0	60.6%	66.1%	-5.5	62.7%	67.0%	-4.3

WESTIN
REVPAR ($)	118.61	133.87	-11.4%	115.36	129.22	-10.7%	127.84	147.09	-13.1%
ADR ($)	187.59	199.90	-6.2%	182.80	192.16	-4.9%	201.07	222.23	-9.5%
Occupancy (%)	63.2%	67.0%	-3.8	63.1%	67.2%	-4.1	63.6%	66.2%	-2.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	185.59	242.09	-23.3%	211.65	253.07	-16.4%	169.10	235.16	-28.1%
ADR ($)	331.39	376.33	-11.9%	366.05	391.05	-6.4%	308.27	366.96	-16.0%
Occupancy (%)	56.0%	64.3%	-8.3	57.8%	64.7%	-6.9	54.9%	64.1%	-9.2

LE MERIDIEN
REVPAR ($)	143.61	162.29	-11.5%	220.47	265.22	-16.9%	136.79	153.14	-10.7%
ADR ($)	218.31	232.41	-6.1%	297.78	350.03	-14.9%	210.28	220.98	-4.8%
Occupancy (%)	65.8%	69.8%	-4.0	74.0%	75.8%	-1.8	65.1%	69.3%	-4.2

W
REVPAR ($)	197.57	250.33	-21.1%	195.49	251.14	-22.2%	217.53	242.53	-10.3%
ADR ($)	301.80	337.90	-10.7%	296.03	333.38	-11.2%	362.79	390.51	-7.1%
Occupancy (%)	65.5%	74.1%	-8.6	66.0%	75.3%	-9.3	60.0%	62.1%	-2.1

FOUR POINTS
REVPAR ($)	67.09	75.78	-11.5%	62.76	70.60	-11.1%	77.09	87.76	-12.2%
ADR ($)	108.91	114.85	-5.2%	103.57	108.44	-4.5%	120.63	129.04	-6.5%
Occupancy (%)	61.6%	66.0%	-4.4	60.6%	65.1%	-4.5	63.9%	68.0%	-4.1

OTHER
REVPAR ($)	98.32	117.68	-16.5%	98.32	117.68	-16.5%
ADR ($)	163.39	186.01	-12.2%	163.39	186.01	-12.2%
Occupancy (%)	60.2%	63.3%	-3.1	60.2%	63.3%	-3.1

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended December 31,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2008	2007	Var.	2008	2007	Var.

TOTAL WORLDWIDE
REVPAR ($)	110.11	125.25	-12.1%	126.75	143.24	-11.5%
ADR ($)	176.98	187.05	-5.4%	198.03	208.52	-5.0%
Occupancy (%)	62.2%	67.0%	-4.8	64.0%	68.7%	-4.7

NORTH AMERICA
REVPAR ($)	104.23	120.07	-13.2%	131.14	152.49	-14.0%
ADR ($)	168.96	179.84	-6.0%	201.82	216.83	-6.9%
Occupancy (%)	61.7%	66.8%	-5.1	65.0%	70.3%	-5.3

EUROPE
REVPAR ($)	125.75	153.03	-17.8%	135.95	167.17	-18.7%
ADR ($)	207.87	232.03	-10.4%	220.62	248.80	-11.3%
Occupancy (%)	60.5%	66.0%	-5.5	61.6%	67.2%	-5.6

AFRICA & MIDDLE EAST
REVPAR ($)	154.85	142.61	8.6%	158.11	143.37	10.3%
ADR ($)	219.96	204.85	7.4%	224.01	205.92	8.8%
Occupancy (%)	70.4%	69.6%	0.8	70.6%	69.6%	1.0

ASIA PACIFIC
REVPAR ($)	103.56	120.96	-14.4%	98.90	112.78	-12.3%
ADR ($)	165.46	178.88	-7.5%	162.08	170.30	-4.8%
Occupancy (%)	62.6%	67.6%	-5.0	61.0%	66.2%	-5.2

LATIN AMERICA
REVPAR ($)	87.02	90.01	-3.3%	97.98	98.21	-0.2%
ADR ($)	144.96	136.18	6.4%	160.49	146.34	9.7%
Occupancy (%)	60.0%	66.1%	-6.1	61.1%	67.1%	-6.0

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended December 31,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.
TOTAL HOTELS	59 Hotels			31 Hotels			28 Hotels
REVPAR ($)	148.99	184.97	-19.5%	160.47	196.69	-18.4%	131.16	166.76	-21.3%
ADR ($)	226.42	256.36	-11.7%	238.54	269.32	-11.4%	206.47	235.57	-12.4%
Occupancy (%)	65.8%	72.2%	-6.4	67.3%	73.0%	-5.7	63.5%	70.8%	-7.3

Total Revenue	461,938	564,785	-18.2%	297,895	358,052	-16.8%	164,043	206,733	-20.6%
Total Expenses	350,809	399,972	-12.3%	230,086	253,870	-9.4%	120,723	146,102	-17.4%

BRANDED HOTELS	53 Hotels			25 Hotels			28 Hotels
REVPAR ($)	154.21	191.88	-19.6%	171.73	210.97	-18.6%	131.16	166.76	-21.3%
ADR ($)	232.30	262.61	-11.5%	250.50	282.05	-11.2%	206.47	235.57	-12.4%
Occupancy (%)	66.4%	73.1%	-6.7	68.6%	74.8%	-6.2	63.5%	70.8%	-7.3

Total Revenue	431,741	530,687	-18.6%	267,698	323,954	-17.4%	164,043	206,733	-20.6%
Total Expenses	323,300	371,958	-13.1%	202,577	225,856	-10.3%	120,723	146,102	-17.4%

(1)	Hotel Results exclude 19 hotels sold or closed and 10 hotels without comparable results during 2007 & 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended December 31,
UNAUDITED ($ millions)

	Worldwide
	2008	2007	$ Variance	% Variance

Management Fees:
Base Fees	71	75	-4	-5.3%
Incentive Fees	48	51	-3	-5.9%

Total Management Fees	119	126	-7	-5.6%

Franchise Fees	36	41	-5	-12.2%

Total Management & Franchise Fees	155	167	-12	-7.2%

Other Management & Franchise Revenues (1)	26	23	3	13.0%

Total Management & Franchise Revenues	181	190	-9	-4.7%

Other (2)	34	45	-11	-24.4%

Management Fees, Franchise Fees & Other Income	215	235	-20	-8.5%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $20 million in 2008 and $21 million in 2007 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended December 31,
UNAUDITED ($ millions)

	2008	2007	% Variance

Originated Sales Revenues (1) — Vacation Ownership Sales	92	162	(43.2%)
Other Sales and Services Revenues (2)	51	47	8.5%
Deferred Revenues — Percentage of Completion	18	59	n/m
Deferred Revenues — Other (3)	(27)	(9)	n/m

Vacation Ownership Sales and Services Revenues	134	259	(48.3%)
Residential Sales and Services Revenues	2	6	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	136	265	(48.7%)

Originated Sales Expenses (4) — Vacation Ownership Sales	51	104	51.0%
Other Expenses (5)	46	56	17.9%
Deferred Expenses — Percentage of Completion	9	25	n/m
Deferred Expenses — Other	3	6	n/m

Vacation Ownership Expenses	109	191	42.9%
Residential Expenses	2	4	50.0%

Total Vacation Ownership & Residential Expenses	111	195	43.1%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Top 40 Owned, Leased and Consolidated Joint Venture Hotels
For the Year Ended December 31, 2008

US Hotels	Location	Rooms
St. Regis Aspen	Aspen, CO	179
St. Regis New York	New York, NY	229

The Phoenician	Scottsdale, AZ	643

W Chicago — City Center	Chicago, IL	369
W Chicago Lakeshore	Chicago, IL	520
W Los Angeles Westwood	Los Angeles, CA	258
W New Orleans	New Orleans, LA	423
W New York — The Court & Tuscany	New York, NY	318
W New York — Time Square	New York, NY	507
W San Francisco	San Francisco, CA	404

The Westin Gaslamp Quarter, San Diego	San Diego, CA	450
Westin Maui Resort & Spa	Lahaina, HI	759
Westin Peachtree Plaza	Atlanta, GA	1,068
Westin San Francisco Airport	San Francisco, CA	397

Sheraton Kauai Resort	Koloa, HI	394
Sheraton Manhattan Hotel	New York, NY	665
Sheraton Steamboat	Steamboat Springs, CO	205

Boston Park Plaza Hotel	Boston, MA	941

International Hotels	Location	Rooms
St. Regis Grand Hotel, Rome	Rome, Italy	161

Grand Hotel, Florence	Florence, Italy	107
Hotel Alfonso XIII	Seville, Spain	147
Hotel Gritti Palace	Venice, Italy	91
Hotel Imperial	Vienna, Austria	138
Park Tower, Buenos Aires	Buenos Aires, Argentina	180

Westin Denarau Island Resort	Nadi, Fiji	273
The Westin Excelsior, Florence	Florence, Italy	171
The Westin Excelsior, Rome	Rome, Italy	316
The Westin Resort & Spa, Cancun	Cancun, Mexico	379
The Westin Resort & Spa, Los Cabos	San Jose del Cabo, Mexico	243
The Westin Resort & Spa, Puerto Vallarta	Puerta Vallarta, Mexico	280

Le Centre Sheraton Hotel	Montreal, Canada	825
Sheraton Brussels Hotel & Towers	Brussels, Belgium	511
Sheraton Buenos Aires Hotel & Convention Center	Buenos Aires, Argentina	739
Sheraton Centre Toronto Hotel	Toronto, Canada	1,377
Sheraton Gateway Hotel in Toronto International Hotel	Toronto, Canada	474
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico	755
Sheraton On The Park	Sydney, Australia	557
Sheraton Paris Airport Hotel Charles de Gaulle	Roissy Aerogare, France	252
The Park Lane Hotel	London, England	305

Four Points by Sheraton Sydney Hotel	Sydney, Australia	630

Top 40 hotels represent approximately 95% of owned, leased and consolidated joint venture earnings before depreciation

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Top 20 Worldwide Markets — Owned
For the Twelve Months Ended December 31, 2008
UNAUDITED

% of 2008
US Markets	Total Earnings[1]
New York, NY	14%
Hawaii	7%
Phoenix, AZ	7%
Chicago, IL	5%
San Francisco/San Mateo, CA	4%
Atlanta, GA	4%
San Diego, CA	3%
Colorado Area	2%
Los Angeles-Long Beach, CA	2%
Boston, MA	2%

Total Top 10 US Markets	50%
Other US Markets	3%

Total US Markets	53%

% of 2008
International Markets	Total Earnings[1]
Italy	9%
Mexico	9%
Canada	9%
Australia	5%
Argentina	4%
United Kingdom	4%
Spain	2%
France	2%
Austria	1%
Belgium	1%

Total Top 10 International Markets	46%
Other International Markets	1%

Total International Markets	47%

[1]	Represents earnings before depreciation for owned, leased and consolidated joint venture hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Total Management & Franchise Fees by Geographic Region
For the Year Ended December 31, 2008
UNAUDITED

			Total
	Management	Franchise	Management and
Geographical Region	Fees	Fees	Franchise Fees

United States	36%	61%	43%
Europe	18%	15%	17%
Asia Pacific	20%	9%	17%
Middle East and Africa	19%	1%	14%
Americas (Latin America & Canada)	7%	14%	9%

Total	100%	100%	100%

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Twelve Months Ended December 31,
UNAUDITED

	Systemwide — Worldwide			Systemwide — North America			Systemwide — International
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.

TOTAL HOTELS
REVPAR ($)	125.21	123.13	1.7%	118.89	121.58	-2.2%	133.70	125.22	6.8%
ADR ($)	185.20	177.03	4.6%	172.70	170.77	1.1%	202.72	185.93	9.0%
Occupancy (%)	67.6%	69.6%	-2.0	68.8%	71.2%	-2.4	66.0%	67.4%	-1.4

SHERATON
REVPAR ($)	107.82	105.15	2.5%	101.11	103.42	-2.2%	116.30	107.35	8.3%
ADR ($)	161.64	152.91	5.7%	148.83	147.11	1.2%	178.49	160.63	11.1%
Occupancy (%)	66.7%	68.8%	-2.1	67.9%	70.3%	-2.4	65.2%	66.8%	-1.6

WESTIN
REVPAR ($)	135.68	136.19	-0.4%	133.78	135.97	-1.6%	141.34	136.86	3.3%
ADR ($)	195.22	190.35	2.6%	189.55	186.43	1.7%	213.18	203.29	4.9%
Occupancy (%)	69.5%	71.5%	-2.0	70.6%	72.9%	-2.3	66.3%	67.3%	-1.0

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	242.93	244.72	-0.7%	235.32	243.15	-3.2%	247.92	245.74	0.9%
ADR ($)	386.29	367.67	5.1%	362.12	362.89	-0.2%	403.04	370.83	8.7%
Occupancy (%)	62.9%	66.6%	-3.7	65.0%	67.0%	-2.0	61.5%	66.3%	-4.8

LE MERIDIEN
REVPAR ($)	152.95	143.43	6.6%	226.58	231.52	-2.1%	146.12	135.26	8.0%
ADR ($)	221.67	205.86	7.7%	302.87	305.27	-0.8%	213.44	195.74	9.0%
Occupancy (%)	69.0%	69.7%	-0.7	74.8%	75.8%	-1.0	68.5%	69.1%	-0.6

W
REVPAR ($)	212.36	221.69	-4.2%	211.62	224.25	-5.6%	219.48	197.13	11.3%
ADR ($)	296.46	298.35	-0.6%	290.50	294.46	-1.3%	365.98	348.77	4.9%
Occupancy (%)	71.6%	74.3%	-2.7	72.8%	76.2%	-3.4	60.0%	56.5%	3.5

FOUR POINTS
REVPAR ($)	78.85	76.17	3.5%	74.65	74.28	0.5%	91.12	81.69	11.5%
ADR ($)	116.10	109.53	6.0%	110.54	106.01	4.3%	132.04	120.13	9.9%
Occupancy (%)	67.9%	69.5%	-1.6	67.5%	70.1%	-2.6	69.0%	68.0%	1.0

OTHER
REVPAR ($)	108.26	111.56	-3.0%	108.26	111.56	-3.0%
ADR ($)	168.37	173.40	-2.9%	168.37	173.40	-2.9%
Occupancy (%)	64.3%	64.3%	0.0	64.3%	64.3%	0.0

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Twelve Months Ended December 31,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2008	2007	Var.	2008	2007	Var.

TOTAL WORLDWIDE
REVPAR ($)	125.21	123.13	1.7%	141.89	138.75	2.3%
ADR ($)	185.20	177.03	4.6%	205.92	196.22	4.9%
Occupancy (%)	67.6%	69.6%	-2.0	68.9%	70.7%	-1.8

NORTH AMERICA
REVPAR ($)	118.89	121.58	-2.2%	145.91	150.00	-2.7%
ADR ($)	172.70	170.77	1.1%	204.26	203.06	0.6%
Occupancy (%)	68.8%	71.2%	-2.4	71.4%	73.9%	-2.5

EUROPE
REVPAR ($)	162.40	154.25	5.3%	172.85	165.51	4.4%
ADR ($)	246.76	226.85	8.8%	256.75	238.57	7.6%
Occupancy (%)	65.8%	68.0%	-2.2	67.3%	69.4%	-2.1

AFRICA & MIDDLE EAST
REVPAR ($)	145.56	125.20	16.3%	148.32	126.70	17.1%
ADR ($)	205.95	181.15	13.7%	208.43	182.50	14.2%
Occupancy (%)	70.7%	69.1%	1.6	71.2%	69.4%	1.8

ASIA PACIFIC
REVPAR ($)	115.05	111.67	3.0%	110.80	106.52	4.0%
ADR ($)	178.44	166.02	7.5%	173.09	159.01	8.9%
Occupancy (%)	64.5%	67.3%	-2.8	64.0%	67.0%	-3.0

LATIN AMERICA
REVPAR ($)	90.78	83.72	8.4%	98.35	90.23	9.0%
ADR ($)	142.74	132.51	7.7%	154.35	142.96	8.0%
Occupancy (%)	63.6%	63.2%	0.4	63.7%	63.1%	0.6

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Twelve Months Ended December 31,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.
TOTAL HOTELS	59 Hotels			31 Hotels			28 Hotels
REVPAR ($)	168.93	171.01	-1.2%	178.14	181.68	-1.9%	154.62	154.40	0.1%
ADR ($)	237.45	235.18	1.0%	241.26	242.07	-0.3%	230.91	223.54	3.3%
Occupancy (%)	71.1%	72.7%	-1.6	73.8%	75.1%	-1.3	67.0%	69.1%	-2.1

Total Revenue	2,015,182	2,046,063	-1.5%	1,279,252	1,307,548	-2.2%	735,930	738,515	-0.4%
Total Expenses	1,510,612	1,492,476	1.2%	967,626	961,110	0.7%	542,986	531,366	2.2%

BRANDED HOTELS	53 Hotels			25 Hotels			28 Hotels
REVPAR ($)	175.17	177.12	-1.1%	190.78	194.35	-1.8%	154.62	154.40	0.1%
ADR ($)	243.80	240.73	1.3%	252.48	252.43	0.0%	230.91	223.54	3.3%
Occupancy (%)	71.8%	73.6%	-1.8	75.6%	77.0%	-1.4	67.0%	69.1%	-2.1

Total Revenue	1,887,249	1,917,583	-1.6%	1,151,319	1,179,068	-2.4%	735,930	738,515	-0.4%
Total Expenses	1,397,290	1,383,081	1.0%	854,304	851,715	0.3%	542,986	531,366	2.2%

(1)	Hotel Results exclude 19 hotels sold or closed and 10 hotels without comparable results during 2007 & 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Twelve Months Ended December 31,
UNAUDITED ($ millions)

	Worldwide
	2008	2007	$ Variance	% Variance

Management Fees:
Base Fees	287	280	7	2.5%
Incentive Fees	169	155	14	9.0%

Total Management Fees	456	435	21	4.8%

Franchise Fees	164	151	13	8.6%

Total Management & Franchise Fees	620	586	34	5.8%

Other Management & Franchise Revenues (1)	97	96	1	1.0%

Total Management & Franchise Revenues	717	682	35	5.1%

Other (2)	140	152	-12	-7.9%

Management Fees, Franchise Fees & Other Income	857	834	23	2.8%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $83 million in 2008 and $81 million in 2007 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	The amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue. In 2007, amount includes $18 million of income earned from the Company’s carried interests in the Westin Boston Waterfront Hotel which was earned when the hotel was sold by its owners in January 2007.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Twelve Months Ended December 31,
UNAUDITED ($ millions)

	2008	2007	% Variance

Originated Sales Revenues (1) — Vacation Ownership Sales	526	711	(26.0%)
Other Sales and Services Revenues (2)	207	181	14.4%
Deferred Revenues — Percentage of Completion	(9)	118	n/m
Deferred Revenues — Other (3)	(24)	(3)	n/m

Vacation Ownership Sales and Services Revenues	700	1,007	(30.5%)
Residential Sales and Services Revenues	49	18	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	749	1,025	(26.9%)

Originated Sales Expenses (4) — Vacation Ownership Sales	356	452	21.2%
Other Expenses (5)	201	209	3.8%
Deferred Expenses — Percentage of Completion	(5)	53	n/m
Deferred Expenses — Other	24	30	n/m

Vacation Ownership Expenses	576	744	22.6%
Residential Expenses	7	14	50.0%

Total Vacation Ownership & Residential Expenses	583	758	23.1%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of December 31, 2008
UNAUDITED ($ millions)
Properties without comparable results in 2008:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin St. John Resort & Villas	St. John, Virgin Islands
Westin Peachtree	Atlanta, GA
Sheraton Fiji Resort	Nadi, Fiji
Westin Denarau Island Resort & Spa	Nadi, Fiji
element Lexington	Lexington, MA
aloft Lexington	Lexington, MA
aloft Philadelphia Airport	Philadelphia, PA
Park Ridge Hotel & Conference Center at Valley Forge	King of Prussia, PA
Four Points by Sheraton Minneapolis	Minneapolis, MN
Properties sold or closed in 2008 and 2007:

Property	Location
Westin Fort Lauderdale	Ft. Lauderdale, FL
Days Inn City Center	Portland, OR
Sheraton Nashua Hotel	Nashua, NH
Four Points by Sheraton Denver Cherry Creek	Denver, CO
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL
Sheraton Edison	Edison, NJ
Four Points by Sheraton Hyannis	Hyannis, MA
Four Points by Sheraton Portland	Portland, OR
Sheraton South Portland	Portland, ME
Westin Galleria	Houston, TX
Westin Oaks	Houston, TX
Caesar’s Brookdale	Scotrun, PA
Sheraton Hamilton	Hamilton, Ontario
Days Inn Town Center	Seattle, WA
Sixth Avenue Inn	Seattle, WA
Hotel Des Bains	Venice Lido, Italy
The Westin Excelsior	Venice Lido, Italy
Hotel Villa Cipriani	Asolo, Italy
The Westin Turnberry	Ayreshire, Scotland
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $102 million)	$491
Debt	$4,008
Revenues and Expenses Associated with Assets Sold or Closed in 2008 and 2007 (1):

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2007:
2007
Revenues	$48	$39	$24	$10	$121
Expenses (excluding depreciation)	$36	$33	$18	$9	$96

Hotels Sold or Closed in 2008:
2008
Revenues	$10	$25	$36	$6	$77
Expenses (excluding depreciation)	$16	$23	$23	$8	$70

2007
Revenues	$10	$30	$39	$16	$95
Expenses (excluding depreciation)	$15	$25	$26	$18	$84

(1)	Results consist of 8 hotels sold or closed in 2008 and 11 hotels sold or closed in 2007. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2008 and 2007.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Twelve Months Ended December 31, 2008
UNAUDITED ($ millions)

	Q4	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	89	279
Corporate/IT	20	84

Subtotal	109	363

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	30	110
Net capital expenditures for inventory (excluding St. Regis Bal Harbour) (1)	39	131
Net capital expenditures for inventory — St. Regis Bal Harbour (1)	47	148

Subtotal	116	389

Development Capital	33	65

Total Capital Expenditures	258	817

(1)	Represents gross inventory capital expenditures of $98 and $402 in the three and twelve months ended December 31, 2008, respectively, less cost of sales of $12 and $123 in the three and twelve months ended December 31, 2008, respectively.

Starwood Hotels & Resorts Worldwide, Inc.
2008 Divisional Hotel Inventory Summary by Ownership by Brand
December 31, 2008

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms

Owned
Sheraton	8	4,461	6	1,505	5	2,713	2	821	21	9,500
Westin	5	2,849	3	650	3	902	1	273	12	4,674
Four Points	3	579	—	—	—	—	1	630	4	1,209
W	9	3,172	—	—	—	—	—	—	9	3,172
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	3	668	1	161	—	—	—	—	4	829
aloft	2	272	—	—	—	—	—	—	2	272
element	1	123	—	—	—	—	—	—	1	123
Other	7	2,200	—	—	—	—	—	—	7	2,200

Total Owned	39	14,967	17	3,144	9	3,795	4	1,724	69	23,630

Managed & UJV
Sheraton	46	30,421	71	20,931	15	2,934	52	19,150	184	73,436
Westin	50	27,242	15	4,080	—	—	16	5,978	81	37,300
Four Points	2	646	8	1,536	3	427	7	2,144	20	4,753
W	12	3,476	1	134	1	237	3	723	17	4,570
Luxury Collection	9	1,803	12	1,804	7	250	—	—	28	3,857
St. Regis	4	900	1	95	1	120	4	1,008	10	2,123
Le Meridien	5	1,046	64	16,172	—	—	24	6,405	93	23,623
aloft	—	—	—	—	—	—	1	186	1	186
Other	1	—	1	—	—	—	—	—	2	—

Total Managed & UJV	129	65,534	173	44,752	27	3,968	107	35,594	436	149,848

Franchised
Sheraton	154	45,345	27	6,846	9	2,500	14	5,651	204	60,342
Westin	54	17,883	5	2,030	3	600	7	1,939	69	22,452
Four Points	88	14,335	12	1,670	8	1,296	2	235	110	17,536
Luxury Collection	4	908	14	1,829	—	—	7	2,022	25	4,759
Le Meridien	5	1,553	6	1,743	1	213	2	554	14	4,063
aloft	14	2,047	—	—	—	—	—	—	14	2,047
element	1	123	—	—	—	—	—	—	1	123

Total Franchised	320	82,194	64	14,118	21	4,609	32	10,401	437	111,322

Systemwide
Sheraton	208	80,227	104	29,282	29	8,147	68	25,622	409	143,278
Westin	109	47,974	23	6,760	6	1,502	24	8,190	162	64,426
Four Points	93	15,560	20	3,206	11	1,723	10	3,009	134	23,498
W	21	6,648	1	134	1	237	3	723	26	7,742
Luxury Collection	14	3,354	33	4,461	8	430	7	2,022	62	10,267
St. Regis	7	1,568	2	256	1	120	4	1,008	14	2,952
Le Meridien	10	2,599	70	17,915	1	213	26	6,959	107	27,686
aloft	16	2,319	—	—	—	—	1	186	17	2,505
element	2	246	—	—	—	—	—	—	2	246
Other	8	2,200	1	—	—	—	—	—	9	2,200

Total Systemwide	488	162,695	254	62,014	57	12,372	143	47,719	942	284,800

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of December 31, 2008
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout

Sheraton	8	7	7	2,934	145	1,394	4,473
Westin	10	7	9	1,333	229	756	2,318
St. Regis	2	2	2	63	—	—	63
The Luxury Collection	1	1	1	6	—	1	7
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	24	20	20	4,460	374	2,152	6,986

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	26	21	21	4,658	374	2,192	7,224

Total Intervals Including UJV’s (7)				242,216	19,448	113,984	375,648

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation and in active sales.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.